As filed with the Securities and Exchange Commission on March 19, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-8756903
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

245 First Street, Suite 1100

Cambridge, MA 02142

(617) 871-2098

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John P. Butler

President and Chief Executive Officer

245 First Street, Suite 1100

Cambridge, MA 02142

(617) 871-2098

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher D. Comeau, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000	Nicole R. Hadas, Esq. General Counsel and Secretary Akebia Therapeutics, Inc. 245 First Street, Suite 1100 Cambridge, MA 02142 (617) 871-2098	Peter N. Handrinos, Esq. Latham & Watkins LLP John Hancock Tower, 20th Floor 200 Clarendon Street Boston, MA 02116 (617) 948-6060

Approximate date of commencement of proposed sale to public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333- 193969

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, $0.00001 par value	$19,159,000	$2,468

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $95,795,000 on a Registration Statement on Form S-1 (File No. 333-193969), which was declared effective by the Securities and Exchange Commission on March 19, 2014. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $114,954,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-193969) filed by Akebia Therapeutics, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on March 19, 2014, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on March 19, 2014.

AKEBIA THERAPEUTICS, INC.

By:	/s/ JOHN P. BUTLER John P. Butler Chief Executive Officer and President

Signatures

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHN P. BUTLER John P. Butler	Chief Executive Officer and President (Principal Executive Officer)	March 19, 2014

* Jason A. Amello	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 19, 2014

* Muneer A. Satter	Director	March 19, 2014

* Jack Nielsen	Director	March 19, 2014

* Anupam Dalal, M.D.	Director	March 19, 2014

* Kim Dueholm, Ph.D.	Director	March 19, 2014

* Duane Nash, M.D.	Director	March 19, 2014

* Michael S. Wyzga	Director	March 19, 2014

*by:	/s/ JOHN P. BUTLER John P. Butler Attorney-in-Fact

Exhibit Number		Description of Exhibit

5.1		Opinion of Ropes & Gray LLP

23.1		Consent of Ernst & Young LLP

23.2		Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File no. 333-193969), originally filed with the Securities and Exchange Commission on February 14, 2014 and incorporated by reference herein.